UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2019

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A. Appointment of Chief Operating Officer: On January 4, 2019, the Board of Directors (the “Board”) of Tejon Ranch Co. (the “Company”) unanimously voted to promote Allen E. Lyda, 61, by appointing him to the newly created office of Chief Operating Officer. The appointment is effective as of January 1, 2019. As a result, Mr. Lyda has resigned from the office of Chief Financial Officer of the Company.

As Chief Operating Officer, Lyda will supervise operations of the Company that include finance, investor relations, the Outlets at Tejon, farming, mineral and water operations, and human resources. Mr. Lyda continues to serve as Executive Vice President (an office he has held since 2013), Treasurer and Assistant Secretary (offices he has held since 1990) for the Company. Lyda joined the Company in 1990.

B. Appointment of Chief Financial Officer: On January 4, 2019, the Board of Directors (the “Board”) of Tejon Ranch Co. (the “Company”) unanimously voted to promote Robert D. Velasquez, 52, by appointing him to the office of Chief Financial Officer. The appointment is effective as of January 1, 2019. As a result, Mr. Velasquez has resigned from the office of Chief Accounting Officer of the Company. The Board by unanimous vote approved elimination of the office of Chief Accounting Officer.

Mr. Velasquez continues to serve as Senior Vice President, Finance, for the Company. Mr. Velasquez joined the Company in 2014. Prior to joining the Company, he was employed by Ernst & Young LLP, serving as an Executive Director. Mr. Velasquez has over 15 years of experience in the real estate, hospitality and construction industries. In addition, he has extensive experience in designing internal controls over financial reporting to comply with section 404 of the Sarbanes-Oxley Act. Mr. Velasquez graduated with a Bachelor of Science degree in business with an option in accounting from the California State University, Los Angeles. Mr. Velasquez is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

C. Reporting of Ancillary Matters: Lyda and Velasquez have (i) no arrangements or understandings with any other person pursuant to which either individual was appointed as Chief Operating Officer or Chief Financial Officer, respectively, and (ii) no family relationship with any director or executive officer of the Company. Lyda and Velasquez are not parties to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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